EXHIBIT 10.10

HCP, INC.

2014 PERFORMANCE INCENTIVE PLAN

NON-NEO OPTION AGREEMENT

THIS NON-NEO OPTION AGREEMENT (this “Agreement”) is dated as of [              ], 20       (the “Award Date”) by and between HCP, Inc., a Maryland corporation (the “Corporation”), and [                              ] (the “Grantee”).

W I T N E S S E T H

WHEREAS, pursuant to the HCP, Inc. 2014 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Corporation hereby grants to the Grantee, effective as of the date hereof, a nonqualified stock option, upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.                                      Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase [                ] shares of the Corporation’s Common Stock at a price of $[  ] per share (the “Exercise Price”).  The number of shares and Exercise Price per share of the Option are subject to adjustment as provided in Section 7.1 of the Plan.  The Option is subject to all of the terms and conditions set forth in this Agreement and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Administrator, as such rules are in effect from time to time.

3.                                      Vesting; Limits on Exercise; Incentive Stock Option Status.

(a)                                 Vesting.  The Option shall vest and become exercisable as to one third (1/3rd) of the total number of shares of Common Stock subject to the Option (subject to adjustment under Section 7.1 of the Plan) on each of the first, second and third anniversaries of the Award Date.  The Option may be exercised only to the extent the Option is vested and exercisable.

(b)                                 Limits on Exercise.  The following limits shall apply with respect to the Option:

(i)                                     Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

(ii)                                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

(c)                                  Nonqualified Stock Option.  The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

4.                                      Continuance of Employment/Service Required; No Employment/ Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

5.                                      Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

(a)                                       a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

(b)                                       payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;

(c)                                        any written statements or agreements required pursuant to Section 8.1 of the Plan; and

(d)                                       satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods: (a) notice and third party payment in such manner as may be authorized by the Administrator, or (b) subject to such procedures as the Administrator may adopt, a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.  Unless otherwise provided by the Administrator and in accordance with such procedures as the Administrator may impose, the Grantee may elect in connection with an exercise of the Option (on his/her exercise notice to the Corporation (or its delegate)) to satisfy the Exercise Price of the shares to be purchased and/or the minimum amount of any tax withholding obligations of the Corporation or its Subsidiaries arising in connection with the exercise by a reduction in the number shares of Common Stock otherwise deliverable by the Corporation to the Grantee in connection with such exercise, in which case the number of shares withheld (or immediately reacquired in connection with such exercise, as the case may be) by the Corporation shall be the number of whole shares that have a fair market value as of the date of such exercise (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan) necessary to satisfy such Exercise Price and/or withholding obligation, as applicable.

6.                                      Early Termination of Option.

(a)                                 Expiration Date.  Subject to adjustment under Section 7.1 of the Plan and subject to earlier termination as provided below in this Section 6, the Option will terminate on the day before the tenth (10th) anniversary of the Award Date (the “Expiration Date”).

(b)                                 Possible Termination of Option upon Change in Control.  Notwithstanding any provision of any employment agreement or the HCP, Inc. Change in Control Severance Plan (or successor plan) to the contrary, the Option is subject to termination in connection with a Change in Control Event or certain corporate events as provided in Sections 7.2 and 7.3 of the Plan.

(c)                                  Termination of Option upon a Termination of Grantee’s Employment or Services.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 6(b) above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

(i)                                     other than as expressly provided below in this Section 6(c), (a) the Grantee will have until the date that is 8 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 8-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 8-month period; provided, however, that in the event of the Grantee’s death or Total Disability (as defined below) at any time during the 8-month period, the Grantee (or his or her beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the date of the Grantee’s death or Total Disability to exercise the Option, and the Option, to the extent exercisable for the 12-month period and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

(ii)                                  other than as expressly provided below in this Section 6(c), if the Grantee’s employment or services are terminated by the Grantee for any reason, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

(iii)                               if the Grantee’s employment or services are terminated by the Corporation for Cause (as defined below), all Options (whether vested or unvested) shall be forfeited and terminate on the Severance Date;

(iv)                              if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability, (a) the Option will immediately become fully vested as of the Severance Date, (b) the Grantee (or his or her beneficiary or personal representative, as the case may be) will have until the date that is 3 years after the Grantee’s Severance Date to exercise the Option, and (c) the Option, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;

(v)                                 if the termination of the Grantee’s employment or services is the result of the Grantee’s Retirement (as defined below), (a) the Option will immediately become fully vested as of the Severance Date, (b) the Grantee will have until the date that is 3 years after the Grantee’s Severance Date to exercise the Option, and (c) the Option, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period; provided, however, that in the event of the Grantee’s death or Total Disability at any time during the 3-year period, the Grantee (or his or her beneficiary or personal representative, as the case may be) will have until the date that is the later of (i) 12 months after the date of the Grantee’s death or Total Disability or (ii) 3 years after the Grantee’s Severance Date to exercise the Option, and the Option, to the extent exercisable for the period ending on such date and not exercised during such period, shall terminate at the close of business on such date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).  For purposes of the Option, “Retirement” means, that, as of the date of termination of the Grantee’s employment or services, the Grantee (1) has attained age 65 and completed at least five (5) full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board, or (2) has attained age 60 and completed at least fifteen (15) full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board.

For purposes of the Option, “Cause” means, except as otherwise provided in any written employment agreement entered into between the Grantee and Corporation, that the Grantee:

(1)                                 has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)                                 has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)                                 has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)                                 has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

Notwithstanding the foregoing, the Grantee shall be entitled to any accelerated vesting with respect to the Option, and any applicable periods in which to exercise the Option following the Severance Date, in connection with the Grantee’s severance provided for in the circumstances in, and subject to, the express terms of any written employment agreement entered into between the Grantee and Corporation or any of its Subsidiaries and that is in effect on the Severance Date.

In all events the Option (and any post-termination exercise period provided above in this Section 6(c) or in any written employment agreement as contemplated by the preceding paragraph) is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 6(b).  The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Agreement.

7.                                      Non-Transferability.  The Option and any other rights of the Grantee under this Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

8.                                      Notices.  Any notice to be given under the terms of this Agreement or the Plan shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 8.

9.                                      Plan.  The Option and all rights of the Grantee under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference.  The Grantee agrees to be bound by the terms of the Plan and this Agreement.  The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

10.                               Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.  The Grantee acknowledges receipt of a copy of this Agreement, the Plan and the Prospectus for the Plan.

11.                               Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

12.                               Effect of this Agreement.  Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

13.                               Limitation on Grantee’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Option, as and when exercisable and actually exercised in accordance with the terms hereof.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.

14.                               Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.                               Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.                               Clawback Policy.  The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

THE GRANTEE’S ACCEPTANCE OF THE OPTION THROUGH THE ELECTRONIC STOCK PLAN AWARD RECORDKEEPING SYSTEM MAINTAINED BY THE CORPORATION OR ITS DESIGNEE CONSTITUTES THE GRANTEE’S AGREEMENT TO THE TERMS AND CONDITIONS HEREOF, AND THAT THE OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT.

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